Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

April 11, 2012

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Re: Registration Statement on Form S-3 of Bryn Mawr Bank Corporation.

Ladies and Gentlemen:

We have acted as counsel to and for Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) relating to the issuance from time to time of up to $150,000,000 in aggregate principal amount of (i) common stock, par value per share of $1.00, of the Company (“Common Stock”), (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Common Stock or Debt Securities (“Warrants”), (iv) stock purchase contracts representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock (or a number of shares within a range, determined pursuant to a predetermined formula) at a future date or dates (“Stock Purchase Contracts”), such Stock Purchase Contracts to be issued separately or as part of units with debt securities or debt obligations of third parties, including U.S. Treasury securities (“Stock Purchase Units”), and (v) units (“Units”) which are comprised of one or more of the Securities (as defined below) described in the preceding clauses (i) through (iv), in any combination. The Common Stock, Debt Securities, Warrants, Stock Purchase Contracts, Stock Purchase Units, and Units are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined copies of the Registration Statement, including the prospectus (“Prospectus”) constituting a part of the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2007 (and incorporated by reference in the Registration Statement), the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on November 21, 2007 (and incorporated by reference in the Registration Statement), and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted

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to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws).

Our opinions in paragraphs 2, 3, 4, 5 and 6 are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action, (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative articles of incorporation (the “Articles of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) any certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof upon payment in full of the consideration therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants, Stock Purchase Contracts or Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable indenture related to the Debt Securities to be issued has been duly authorized by the Company by all necessary corporate action, (iii) the issuance and sale and the terms of the Debt Securities have been duly authorized

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by the Company by all necessary corporate action, (iv) the terms of the applicable indenture, including any supplements thereto, and the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the applicable indenture and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), and do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Debt Securities and the applicable indenture and any supplements thereto have been duly authenticated by the indenture trustee and executed and delivered by the Company upon payment in full of the consideration therefor, then the Debt Securities, when issued and sold in accordance with such indenture and any supplements thereto, and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

3. With respect to the Warrants offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable warrant agreement under which the Warrants are to be issued has been duly authorized by any applicable warrant agent and duly authorized by the Company by all necessary corporate action, (iii) the issuance and sale and the terms of the Warrants have been duly authorized by the Company by all necessary corporate action, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), and do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Articles of Incorporation and Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the applicable warrant agreement has been duly executed and delivered by the Company and authenticated by any applicable warrant agent pursuant to such warrant agreement, and delivered upon payment in full of the consideration therefor, then the Warrants, when issued and sold in accordance with such warrant agreement, and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

4. With respect to the Stock Purchase Contracts offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the issuance and sale and the terms of the Stock Purchase Contracts have been duly authorized by all necessary corporate action, (iii) the terms of the Stock Purchase Contracts and the underlying Common Stock relating thereto and their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), and do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Articles of Incorporation and Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Stock Purchase Contracts have been duly executed and delivered by the Company upon payment in full of the consideration therefor, then the Stock Purchase Contracts, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s), as applicable, and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

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5. With respect to the Stock Purchase Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the issuance and sale and the terms of the Stock Purchase Units have been duly authorized by all necessary corporate action, (iii) the terms of the Stock Purchase Units, the underlying Common Stock relating to the Stock Purchase Contracts which form a part thereof, any underlying Debt Securities which form a part thereof, and their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), and do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Articles of Incorporation and Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Stock Purchase Units have been duly executed and delivered by the Company upon payment in full of the consideration therefor, then the Stock Purchase Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s), as applicable, and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company; provided however, we express no opinion as to the validity, legality or enforceability of any debt securities or debt obligations issued by any third party which are included in any Stock Purchase Unit.

6. With respect to the Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the issuance and sale and the terms of the Units have been duly authorized by all necessary corporate action, (iii) the terms of the Units and the underlying Securities relating thereto and their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), and do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Articles of Incorporation and Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Units have been duly executed and delivered by the Company upon payment in full of the consideration therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s), as applicable, and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company; provided however, we express no opinion as to the validity, legality or enforceability of any debt securities or debt obligations issued by any third party which are included in any Stock Purchase Unit.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the captions “Interests of Named Experts and Counsel” and “Legal Matters” in the Prospectus and each prospectus supplement and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the legality of the securities offered thereby. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY, RONON, STEVENS & YOUNG, LLP